EXHIBIT 99.1

NEWS RELEASE

For Release on February 6, 2014	Contact: Steven D. Lance
4:00 PM (ET)	Vice President of Finance/Chief Financial Officer
slance@gigatronics.com
(925) 302-1056

Giga-tronics Reports Third Quarter FY 2014 Results

San Ramon, CA – February 6, 2014 – Giga-tronics Incorporated (Nasdaq:GIGA) reported today net sales of $3.4 million for the third quarter of fiscal 2014, compared to $3.9 million for the third quarter of fiscal 2013. Net sales for the nine month period ended December 28, 2013 were $10.4 million, compared to $11.4 million for the nine month period ended December 29, 2012. The decreases in net sales were primarily due to fiscal 2013 order fulfillment for the legacy SCPM switch product which was subsequently sold to Teradyne in the first month of fiscal 2014.

Gross margin percentage for the third quarter of fiscal 2014 was 38%, compared to 41% for the third quarter of fiscal 2013. Gross margin percentage for the nine month period ended December 28, 2013 was 36% compared to 40% for the nine month period ended December 29, 2012. The decreases in gross margin percentage are primarily due to a less favorable product mix associated with additional shipments of a lower margin Giga-tronics division legacy products.

Operating expenses for the third quarter of fiscal 2014 were $2.1 million, compared to $2.5 million for the third quarter of fiscal 2013. Operating expenses for both nine month periods ended December 28, 2013 and December 29, 2012 were $7.1 million. The Company is currently spending approximately $1.0 million to $1.1 million in research and development per quarter. The majority of these expenses are associated with the development of the new product platform that is currently forecasted to start shipping in the first quarter of fiscal 2015.

Net loss for the third quarters of fiscal 2014 and 2013 were $718,000 and $865,000, or $0.14 and $0.17 per fully diluted share, respectively. Net loss for the nine month periods ended December 28, 2013 and December 29, 2012 were $2.5 million and $2.6 million, or $0.49 and $0.52 per fully diluted share, respectively.

During the quarter ended December 28, 2013 the Microsource business unit received a $1.1 million program extension associated with its radar filter components used in military aircraft. The Giga-tronics division also received a $190,000 follow on order from a large aerospace company associated with its new product platform.

Mr. John Regazzi, the Company’s CEO stated, "In connection with the substantial investment we have made in developing our new product platform, we are starting to see tangible results. Along with several beta units being assembled, we received $510,000 in orders for our new product platform through December 28, 2013 and customer interest continues to look promising.”

Mr. Regazzi concluded, “We believe the continued success of Microsource and our new product platform are essential elements for the Company to achieve future top line growth and improved operating performance."

Giga-tronics will host a conference call today at 4:30 p.m. ET to discuss the second quarter results. To participate in the call, dial (888) 424-8151 or (847) 585-4422, and enter PIN Code 9178731#. The call will also be broadcast over the internet at www.gigatronics.com under "Investor Relations." The conference call discussion reflects management's views as of February 6, 2014.

Giga-tronics is a publicly held company, traded on the NASDAQ Capital Market under the symbol "GIGA". Giga-tronics produces instruments, subsystems and sophisticated microwave components that have broad applications in defense electronics, aeronautics and wireless telecommunications.

This press release contains forward-looking statements concerning profitability, development of products, future growth, shareholder value, backlog and shipments. Actual results may differ significantly due to risks and uncertainties, such as future orders, cancellations or deferrals, disputes over performance, availability of capital and capital resources, the ability to collect receivables and general market conditions. For further discussion, see Giga-tronics' most recent annual report on Form 10-K for the fiscal year ended March 30, 2013, Part I, under the heading "Risk Factors" and Part II, under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations".

GIGA-TRONICS INCORPORATED CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands except share data)	December 28, 2013	March 30, 2013
Assets
Current assets:
Cash and cash-equivalents	$956	$1,882
Trade accounts receivable, net of allowance of $60 and $35, respectively	1,707	1,666
Inventories, net	3,272	4,560
Prepaid expenses and other current assets	294	501
Total current assets	6,229	8,609
Property and equipment, net	933	751
Total assets	$7,162	$9,360
Liabilities and shareholders' equity
Current liabilities:
Line of credit	$953	$577
Accounts payable	1,237	788
Accrued payroll and benefits	677	1,047
Deferred revenue	1,324	2,278
Deferred rent	98	81
Capital lease obligations	88	66
Other current liabilities	383	505
Total current liabilities	4,760	5,342
Long term obligation - line of credit	-	280
Long term obligations - deferred rent	265	341
Long term obligations - capital lease	93	89
Total liabilities	5,118	6,052
Commitments and contingencies	-	-
Shareholders' equity:
Convertible preferred stock of no par value;
Authorized - 1,000,000 shares
Series A - designated 250,000 shares; 0 shares at December 28, 2013 and March 30, 2013 issued and outstanding	-	-
Series B - designated 10,000 shares; 9,997 shares at December 28, 2013 and March 30, 2013 issued and outstanding; (liquidation preference of $2,309)	1,997	1,997
Series C - designated 3,500 shares; 3,424.65 shares at December 28, 2013 and March 30, 2013 issued and outstanding; (liquidation preference of $500)	457	457
Series D - designated 6,000 shares; 5,111.86 shares at December 28, 2013 and no shares at March 30, 2013 issued and outstanding; (liquidation preference of $731)	457	-
Common stock of no par value; Authorized - 40,000,000 shares; 5,181,247 shares at December 28, 2013 and 5,079,747 at March 30, 2013 issued and outstanding	16,125	15,132
Accumulated deficit	(16,992)	(14,278)
Total shareholders' equity	2,044	3,308
Total liabilities and shareholders' equity	$7,162	$9,360

GIGA-TRONICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
	Three Month Periods Ended		Nine Month Periods Ended
	December 28,	December 29,	December 28,	December 29,
(In thousands except per share data)	2013	2012	2013	2012
Net sales	$3,417	$3,946	$10,404	$11,409
Cost of sales	2,130	2,342	6,672	6,892
Gross margin	1,287	1,604	3,732	4,517

Operating expenses:
Engineering	979	1,179	3,040	3,159
Selling, general and administrative	1,066	1,187	3,674	3,703
Restructuring	36	99	360	283
Total operating expenses	2,081	2,465	7,074	7,145

Operating loss	(794)	(861)	(3,342)	(2,628)

Gain on sale of product line	97	-	913	-
Other income	-	-	7	-
Interest expense, net	(21)	(4)	(52)	(6)
Loss before income taxes	(718)	(865)	(2,474)	(2,634)
Provision for income taxes	-	-	2	2
Net loss	$(718)	$(865)	$(2,476)	$(2,636)

Loss per common share – basic	$(0.14)	$(0.17)	$(0.49)	$(0.52)
Loss per common share – diluted	$(0.14)	$(0.17)	$(0.49)	$(0.52)

Weighted average common shares used in per share calculation:
Basic	5,060	5,029	5,057	5,029
Diluted	5,060	5,029	5,057	5,029

GIGA-TRONICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
	Three Month Periods Ended
	December 28,	September 28,	June 29,	March 30,
(In thousands except per share data)	2013	2013	2013	2013
Net sales	$3,417	$3,950	$3,037	$2,778
Cost of sales	2,130	2,629	1,913	1,818
Gross margin	1,287	1,321	1,124	960

Operating expenses:
Engineering	979	955	1,106	1,123
Selling, general and administrative	1,066	1,295	1,313	1,273
Restructuring	36	129	195	135
Total operating expenses	2,081	2,379	2,614	2,531

Operating loss	(794)	(1,058)	(1,490)	(1,571)

Gain on sale of product line	97	-	816	-
Other income	-	-	8	11
Interest expense, net	(21)	(19)	(13)	(10)
Loss before income taxes	(718)	(1,077)	(679)	(1,570)
Provision for income taxes	-	-	2	-
Net loss	$(718)	$(1,077)	$(681)	$(1,570)

Loss per common share – basic	$(0.14)	$(0.21)	$(0.13)	$(0.31)
Loss per common share – diluted	$(0.14)	$(0.21)	$(0.13)	$(0.31)

Weighted average common shares used in per share calculation:
Basic	5,060	5,060	5,052	5,030
Diluted	5,060	5,060	5,052	5,030